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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement Nos. 333-190309, 333-162807, 333-146459, 333-75728, 333-44907 and 333-30396 on Form S-8 of our report dated June 17, 2016, relating to the consolidated financial statements of Iteris, Inc. appearing in this Annual Report on Form 10-K of Iteris, Inc. for the year ended March 31, 2016.

/s/ Deloitte & Touche LLP
Costa Mesa, California
June 17, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm